Exhibit 10.1

Confidential

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of November 13, 2025, is by and among Merck Sharpe & Dohme LLC, a New Jersey limited liability company (“Parent”), Caymus Purchaser, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), and the undersigned stockholder (“Stockholder”).

WHEREAS, as of the date hereof, Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of (i) common stock, par value $0.0001 per share (“Common Stock”) and (ii) Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), of the Company (as defined below) set forth on Schedule A (all such shares set forth on Schedule A, together with any Shares of the Company that are hereafter issued to, or otherwise acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by, Stockholder prior to the termination of this Agreement, are being referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Parent, Purchaser and Cidara Therapeutics, Inc., a Delaware corporation (the “Company”) are entering into an Agreement and Plan of Merger, dated as of the date hereof and as it may be amended from time to time in accordance with its terms (the “Merger Agreement”), which provides, among other things, for Purchaser to commence a cash tender offer (the “Offer”) to acquire (i) all the outstanding shares of Common Stock of the Company and (ii) all of the outstanding shares of Series A Preferred Stock and, following the completion of the Offer, the merger of Purchaser with and into the Company, with the Company surviving the Merger as an indirect wholly owned Subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Purchaser have required that Stockholder, and as an inducement and in consideration therefor, Stockholder (solely in Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO TENDER AND VOTE

1.1 Agreement to Tender. Subject to the terms of this Agreement, Stockholder agrees to validly tender or cause to be tendered in the Offer all of Stockholder’s Subject Shares pursuant to and in accordance with the terms of the Offer, free and clear of all Encumbrances (other than Permitted Encumbrances). Without limiting the generality of the foregoing, as promptly as practicable after, but in no event later than 10 business days (as defined in the Merger Agreement) after, the commencement (within the meaning of Rule 14d-2 promulgated under the Exchange

Act) of the Offer (or, if later, (1) the date of delivery of the letter of transmittal with respect to the Offer) or (2) with respect to Subject Shares issued to, or that are otherwise acquired or become beneficially owned by, Stockholders after such 10-business-day period, promptly after the such Subject Shares become acquired or beneficially owned and in any event prior to the Expiration Date (as defined in the Merger Agreement)), Stockholder shall (a) deliver pursuant to the terms of the Offer (i) a letter of transmittal with respect to Stockholder’s Subject Shares complying with the terms of the Offer, (ii) a Certificate (or affidavits of loss in lieu thereof) representing such Subject Shares, if applicable, or an “agent’s message” (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry share, and (iii) all other documents or instruments reasonably required to be delivered by stockholders of the Company pursuant to the terms of the Offer or (b) instruct Stockholder’s broker or such other Person that is the holder of record of any Subject Shares beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by Stockholder to tender such Subject Shares pursuant to and in accordance with clause (a) of this Section 1.1 and the terms of the Offer. Stockholder agrees that, once any of Stockholder’s Subject Shares are tendered in accordance with the terms hereof, Stockholder will not withdraw any of such Subject Shares from the Offer, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2. If (x) the Offer is terminated or withdrawn by Parent or Purchaser, or (y) this Agreement is terminated in accordance with its terms, Parent and Purchaser shall promptly return, or cause any depository acting on behalf of Parent and Purchaser to return, all Subject Shares tendered by Stockholder in the Offer to Stockholder.

1.2 Agreement to Vote. Subject to the terms of this Agreement, Stockholder hereby irrevocably and unconditionally agrees that, from the period beginning on the date hereof and ending on the date that this Agreement is terminated in accordance with Section 5.2 (the “Support Period”), at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, in which the vote, consent or other approval of the stockholders of the Company is sought with respect to the Offer, the Merger, the Merger Agreement or any Acquisition Proposal, Stockholder shall, in each case to the fullest extent that Stockholder’s Subject Shares are entitled to vote thereon: (a) cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted) all of its Subject Shares (i) against any change in the Company Board that is not recommended or approved by the Company Board, (ii) against any Acquisition Proposal and (iii) against any other action that is intended (to the actual knowledge of Stockholder) or would reasonably be expected to impede or interfere with the consummation of the Offer, the Merger or other Transactions contemplated by the Merger Agreement. Until such Subject Shares are accepted in the Offer, each Stockholder shall retain at all times the right to vote the Subject Shares in Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.2 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

Stockholder represents and warrants to Parent and Purchaser, as follows:

2.1 Organization; Authorization; Binding Agreement. Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or constituted (to the extent such concepts are recognized in such jurisdiction) and the consummation of the transactions contemplated hereby are within Stockholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of Stockholder. Stockholder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder, and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms (except as enforcement thereof may be limited against the Company by (i) bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers (the “Bankruptcy and Equity Exception”)).

2.2 Non-Contravention. The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of Stockholder’s obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby will not (a) violate any Law applicable to Stockholder or Stockholder’s Subject Shares, (b) except as may be required by applicable securities Laws, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Body) under, constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrances (other than as contained herein) on any of the Subject Shares pursuant to, any Contract, agreement, trust, commitment, order, judgment, writ, stipulation, settlement, award, decree or other instrument binding on Stockholder or any applicable Law, or (c) violate any provision of Stockholder’s organizational documents, in case of each of clauses (a), (b) and (c), except as would not reasonably be expected to prevent or materially delay or materially impair the consummation by Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact Stockholder’s ability to perform its obligations hereunder in any material respect.

2.3 Ownership of Subject Shares; Total Shares. Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Stockholder’s Subject Shares and has good and marketable title to such Subject Shares free and clear of any liens, claims, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), except as provided hereunder or pursuant to any applicable restrictions on transfer under applicable securities Laws (collectively, “Permitted Encumbrances”).

2.4 Voting Power. Other than as provided in this Agreement, Stockholder has full voting power with respect to all Stockholder’s Subject Shares, full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of Stockholder’s Subject Shares. None of Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder.

2.5 Reliance. Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

2.6 Absence of Litigation. With respect to Stockholder, as of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of Stockholder, threatened against Stockholder in writing or any of Stockholder’s properties or assets (including the Subject Shares) that would reasonably be expected to prevent or materially delay or materially impair the consummation by Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact Stockholder’s ability to perform its obligations hereunder in any material respect.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Each of Parent and Purchaser represent and warrant to Stockholder, jointly and severally, as follows:

3.1 Organization; Authorization. Each of Parent and Purchaser is duly organized or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction). The consummation of the transactions contemplated hereby are within each of Parent’s and Purchaser’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Parent and Purchaser. Each of Parent and Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated thereby.

3.2 Binding Agreement. Each of Parent and Purchaser has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms (subject to the Bankruptcy and Equity Exception).

3.3 Absence of Litigation. With respect to each of Parent and Purchaser, as of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of each of Parent and Purchaser, threatened against each of Parent and Purchaser in writing or any of each of Parent’s and Purchaser’s properties or assets that would reasonably be expected to prevent or materially delay or materially impair the consummation by each of Parent and Purchaser of the transactions contemplated by this Agreement or otherwise adversely impact each of Parent’s and Purchaser’s ability to perform its obligations hereunder in any material respect.

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDER

4.1 No Transfer; No Inconsistent Arrangements. Except as expressly provided hereunder or under the Merger Agreement, during the Support Period, Stockholder shall not, directly or indirectly, (a) create or permit to exist any Encumbrance, other than Permitted Encumbrances, on any or all of Stockholder’s Subject Shares, (b) other than to a Permitted Transferee (as defined below) or by operation of law, transfer, sell, assign, gift, hedge, pledge or otherwise dispose of, or enter into any derivative arrangement with respect to (collectively,

“Transfer”), any of Stockholder’s Subject Shares, or any right or interest therein (or consent to any of the foregoing), (c) enter into any Contract with respect to any such Transfer (other than to a Permitted Transferee) of Stockholder’s Subject Shares or any interest therein, (d) grant or permit the grant of any proxy or power-of-attorney with respect to any of Stockholder’s Subject Shares, (e) deposit or permit the deposit of any of Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of Stockholder’s Subject Shares, or (f) take or permit any other action that would reasonably be expected to in any way restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby or otherwise make any representation or warranty of Stockholder herein untrue or incorrect in any material respect. Any action taken in violation of the foregoing sentence shall be null and void ab initio and Stockholder agrees that any such prohibited action may be enjoined by Parent in accordance with Section 5.10. Notwithstanding the foregoing, Stockholder may make Transfers of all or any of the Subject Shares (i) to any “Permitted Transferee” (as defined below), in which case the Subject Shares shall continue to be bound by this Agreement and provided that any such Permitted Transferee agrees in writing to be bound by the terms and conditions of this Agreement prior to the consummation of any such Transfer or (ii) as Parent may otherwise agree in writing in its sole discretion. A “Permitted Transferee” means, with respect to Stockholder, any Affiliate of Stockholder, partner, member or equityholder of Stockholder, or any other investment fund controlled by the same management company; provided that such Affiliate shall have executed and delivered to Parent and Purchaser a counterpart to this Agreement pursuant to which such Affiliate shall be bound by all of the terms and provisions of this Agreement applicable to a Stockholder.

4.2 No Exercise of Appraisal Rights; Actions. Stockholder (a) waives and agrees not to exercise any appraisal rights in respect of Stockholder’s Subject Shares that may arise with respect to the Merger and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, the Company, any Company Subsidiary or any of their respective successors, directors or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or the Transactions (other than, if the Offer Acceptance Time occurs, an action with respect to Stockholder’s right under the Merger Agreement to receive the Offer Price and the Merger Consideration for the Subject Shares), including any such claim (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging breach of any fiduciary duty of any Person in connection with the Merger Agreement, this Agreement or the transactions contemplated hereby or thereby. The foregoing excludes any claims brought by Stockholder as a third party beneficiary under Section 9.7 of the Merger Agreement or, if applicable, as an Indemnified Person.

4.3 Documentation and Information. Except as required by applicable Law (including without limitation the filing of a Schedule 13D with the SEC which may include this Agreement as an exhibit thereto), Stockholder (in its capacity as such) shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld), except (a) as required by applicable federal securities law, in which case Parent shall have a reasonable opportunity to review and comment on such communication, and (b) for any such communication that is materially consistent with previous public announcements by the

Company or Parent. Stockholder consents to and hereby authorizes Parent and Purchaser to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Purchaser reasonably determines to be necessary in connection with the Offer, the Merger and any transactions contemplated by the Merger Agreement, Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of Stockholder’s commitments and obligations under this Agreement, and Stockholder acknowledges that Parent and Purchaser may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Body. Stockholder agrees to promptly give Parent any information it may reasonably require for the preparation of any such disclosure documents, and Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that Stockholder shall become aware that any such information shall have become false or misleading in any material respect.

4.4 Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Company that affects the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

ARTICLE V

MISCELLANEOUS

5.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery by hand, by registered or certified mail (postage prepaid, return receipt requested), or by email to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice): (a) if to Parent or Purchaser, in accordance with the provisions of the Merger Agreement and (b) if to Stockholder, to Stockholder’s address or e-mail address set forth on a signature page hereto, or to such other address or e-mail address as such party may hereafter specify in writing for the purpose by notice to each other party hereto.

5.2 Termination. This Agreement shall terminate automatically as to Stockholder and Parent and Purchaser, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the date of any modification, waiver or amendment to the Offer or any provision of the Merger Agreement (including any exhibits or schedules thereto), without the prior written consent of Stockholder, that (i) reduces the Offer Price, (ii) changes the form or terms, of the consideration payable to Stockholder pursuant to the Merger Agreement as in effect on the date hereof, (iii) amends or modifies or waives any terms or conditions of the Offer in any manner that has an adverse effect, or would be reasonably likely to have an adverse effect, on Stockholder (in its capacity as such) or (iv) extends or otherwise changes any time period for the performance obligations of Purchaser or Parent in a manner other than pursuant to and in accordance with the Merger Agreement, (e) the expiration of the Offer without Purchaser having accepted for payment the Shares tendered in the Offer, and (f) the mutual written consent of Stockholder and Parent. Upon termination of this Agreement as to any party, such party shall not have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 5.2 shall relieve any party from liability for any willful and material breach (as defined in the Merger Agreement) of this Agreement prior to termination hereof and (ii) the provisions of this Article V shall survive any termination of this Agreement.

5.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.4 Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, by such party, in each case, whether or not the Offer or the Merger is consummated.

5.5 Binding Effect; Benefit; Assignment. The parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other parties, except to the extent that such rights, interests or obligations are assigned pursuant to a Transfer expressly permitted under Section 4.1. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. However, Stockholder is deemed a third party beneficiary under Section 9.7 of the Merger Agreement.

5.6 Governing Law; Venue.

(a) This Agreement and all disputes, actions or Legal Proceedings (whether based on contract, tort or otherwise) based on, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware. Subject to Section 5.6(c), in any action or Legal Proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein: (i) each of the parties hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (it being agreed that the consents to jurisdiction and venue set forth in this Section 5.6(a) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto); and (ii) each of the parties hereto irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 5.1. The parties hereto agree that a final judgment in any such action or Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(b) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMISSIBLE UNDER THE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.

5.7 Counterparts; Delivery by Email. This Agreement may be executed by email and in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement, and any amendments hereto, waivers hereof or consents or notifications hereunder, to the extent signed and delivered by email, electronic signature (e.g., DocuSign or otherwise) or scan attachment (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re-execute original forms thereof and deliver them to all other parties. No party shall raise the use of an Electronic Delivery to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of an Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense.

5.8 Entire Agreement. This Agreement and the other agreements and schedules referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties and their affiliates, or any of them, with respect to the subject matter hereof and thereof. In the event Parent agrees to amend or waive the terms and conditions of any tender and support agreement it has entered into with any other stockholder of the Company, the result of which would make the terms and conditions of such tender and support agreement more favorable to such stockholder than the terms and conditions hereof are to Stockholder, then Parent will offer to amend or waiver the terms and conditions of this Agreement so they are no less favorable to the Stockholder than the terms and conditions of such other tender and support agreement are to such other stockholder.

5.9 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

5.10 Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, may occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties hereto acknowledge and agree that (a) the parties hereto shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 5.6 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right, neither Parent nor Purchaser would have entered into this Agreement or the Merger Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.10 shall not be required to provide any bond or other security in connection with any such order or injunction.

5.11 Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.12 Further Assurances. Parent, Purchaser and Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform their respective obligations under this Agreement.

5.13 Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement.

5.14 Capacity as Stockholder. Notwithstanding anything herein to the contrary, (a) Stockholder signs this Agreement solely in Stockholder’s capacity as a Stockholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of any affiliate, employee or designee of Stockholder in its capacity, if applicable, as an officer or director of the Company, and (b) nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement, provided, that, for the avoidance of doubt, nothing herein shall be understood to relieve any party to the Merger Agreement of any obligation under, or of any liability for breach of any provision of, the Merger Agreement.

5.15 No Agreement Until Executed. Irrespective of negotiations among the parties hereto or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to be evidence of a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable takeover laws and regulations, and any provision of the organizational documents of the Company, the transactions contemplated by this Agreement and the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by all parties hereto.

5.16 No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Purchaser any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to Stockholder, and neither Parent nor Purchaser shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise provided herein.

5.17 No Third-Party Beneficiaries. Each of Parent and Purchaser and Stockholder agrees that (a) his, her or its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other parties hereto in accordance with and subject to the terms of this Agreement and (b) this Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder.

[Signature Page Follows]

The parties are executing this Agreement on the date set forth in the introductory clause.

MERCK SHARP & DOHME LLC

By:
Name:
Title: Email: Address:

CAYMUS PURCHASER, INC.

By:
Name:
Title: Email: Address:

[Signature Page to Tender and Support Agreement]

[STOCKHOLDER]

By:
Name:
Title:
Email: Address:

[Signature Page to Tender and Support Agreement]

Schedule A

Number of Common Shares:

Number of Series A Shares:

Number of Company Warrants